UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 21, 2008

CMR Mortgage Fund II, LLC

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-52903 (Commission File Number)	20-0671528 (IRS Employer Identification No.)

62 First Street, 4th Floor San Francisco, California (Address of principal executive offices)	94105 (Zip Code)

(415) 974-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02               Unregistered Sales of Equity Securities.

Membership interests in CMR Mortgage Fund II, LLC (the “Fund”) have been sold pursuant to the exemption from registration under applicable federal securities laws provided by Section 3(a)(11) of the Securities Act and Rule 147 promulgated thereunder, which requires “(i) that the issuer be a resident of and doing business within the state or territory in which all offers and sales are made; and (ii) that no part of the issue be offered and sold to nonresidents within the period of time specified in the rule” (i.e., neither the six-month period immediately preceding nor the six month period immediately following any offers or sales under Rule 147). Since the Fund is a California limited liability company, it is a resident of California; since its principal office is located within that state at least 80% of its gross revenues during the applicable periods were derived from the operation of a business or from the rendering of services in that state, at least 80% of its assets at the applicable dates were located within that state and at least 80% of the net proceeds of any such offering were intended to be used and used in connection with the operation of a business or the rendering of services within that state, it is deemed to be doing business in California.  All members certified on their subscription agreement that they were California residents at that time and all such subscription agreements stated in substance that “[d]uring the period in which securities that are part of [that] issue [were] being offered and sold by the issuer, and for a period of nine months from the date of the last sale by the issuer of such securities, all resales of any part of the issue, by any person, [were to be] made only to persons resident within such state or territory.”

When subscribing to membership interests in the Fund, and subject to the satisfaction of certain conditions thereafter, a member may elect whether to receive the member’s distributions of cash available for distribution in cash or allow them to be retained in the member’s capital account.  Of the distributions made on March 21, 2008, $217,225 was retained in members’ capital accounts pursuant to such elections.

Item 7.01               Regulation FD Disclosure.

On March 21, 2008, the Fund distributed its newsletter for the months of February and March 2008 to its members.  A copy of the newsletter is attached hereto as Exhibit 99.1 and is by this reference incorporated herein.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

99.1         CMR Mortgage Fund II, LLC Newsletter for the months of February and March 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMR Mortgage Fund II, LLC

	By:	California Mortgage and Realty, Inc., its Manager

Date: March 21, 2008	By:	/s/ James Gala
Name: James Gala
Title: CEO/CFO

EXHIBIT INDEX

No.	Description
99.1	CMR Mortgage Fund II, LLC Newsletter for the months of February and March 2008.